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                                                                 EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


         The following lists the subsidiaries of Allegheny Technologies Incorporated, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.


         Name of Subsidiary                          State of Incorporation
         ------------------                          ----------------------

         ATI Funding Corporation                     Delaware

         Allegheny Ludlum Corporation                Pennsylvania

         TDY Holdings LLC                            Delaware

         TDY Industries, Inc.                        California

         Jessop Steel Company                        Pennsylvania

         AII Acquisition Corp.                       Delaware

         ALC Funding Corporation                     Delaware

         Oregon Metallurgical Corporation            Oregon